Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 4, 2015

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles (Address of principal executive officer)	90071 (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    On June 4, 2015, Cadiz Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders.  The number of shares represented and voting in person and by proxy at said meeting was 11,026,190.

(i)	The following directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Keith Brackpool	8,501,551	391,469	2,133,170
Stephen E. Courter	8,560,290	332,730	2,133,170
Geoffrey Grant	8,526,281	366,739	2,133,170
Winston Hickox	8,555,486	337,534	2,133,170
Murray H. Hutchison	8,400,537	492,483	2,133,170
Raymond J. Pacini	8,560,586	332,434	2,133,170
Timothy J. Shaheen	8,418,650	474,370	2,133,170
Scott S. Slater	8,574,117	318,903	2,133,170

(ii) PricewaterhouseCoopers LLP was approved as the Company’s independent auditors for the fiscal year 2015 by the following vote:

VOTES
FOR:	10,972,588
AGAINST:	51,029
ABSTAIN:	2,573

(iii) The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote(1):

VOTES
FOR:	8,466,984
AGAINST:	393,731
ABSTAIN:	32,305
BROKER NON-VOTES:	2,133,170

___________________________
(1)  The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the stockholder proposal.  In tabulating the voting result, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.  An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote “AGAINST.”  Applying this standard, the percentage in favor of the stockholder proposal is calculated by dividing the number of FOR votes by the sum of the number of FOR, AGAINST and ABSTAIN votes.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 4, 2015